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                                   EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          INTERACTIVE DATA CORPORATION

     Interactive Data Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     1. The name of the Corporation is Interactive Data Corporation. The Corporation was originally incorporated under the name Data Broadcasting Corporation.

     2. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State on May 26, 1992.

     3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     4. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation as theretofore amended and supplemented. There is no discrepancy between the provisions of the Certificate of Incorporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation.

     5. The text of the Certificate of Incorporation is hereby restated in its entirety as follows:

     FIRST: The name of the corporation is Interactive Data Corporation (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, county of New Castle and the name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is two hundred and five million (205,000,000) shares, of which two hundred million (200,000,000) shares, par value once cent ($.01) per share, shall be designated as "Common Stock," and of which five million (5,000,000) shares, par value once cent ($.01) per share, shall be designated as "Preferred Stock."

     FIFTH: Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors of the Corporation is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other rights, and qualifications, limitation or restrictions thereof, as shall be stated and expressed in the

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resolution or resolutions adopted by the Board of Directors providing for the issue thereof and the certificate of designations filed under the General Corporation Law of Delaware setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

          a. the distinctive serial designation of such series and the number of shares constituting such series;

          b. the dividends, if any, payable with respect to such series, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends, and whether such dividends shall be cumulative, and, if so, from which date or dates;

          c. whether shares of Preferred Stock shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

          d. the terms and amounts of any sinking, retirement or purchase fund provided for the purchase or redemption of such series;

          e. whether shares of such series shall be convertible into or exchangeable for shares of any other class or classes at the option of the Corporation or of the holder, or both, or upon the happening of a specific event and, if so, the terms and conditions thereof, including the prices, rates, or adjustments, if any;

          f. whether the shares of such series shall have any voting rights, in addition to the voting rights provided by law and, if so, the terms of such rights;

          g. the restrictions, if any, on the issue or reissue of shares of Preferred Stock of such series or any other series;

          h. the extent, if any, to which the holders of shares of Preferred Stock of such series shall be entitled to preemptive rights; and

          i. the rights of such series upon the occurrence of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

     SIXTH: No nonvoting equity securities of the Corporation shall be issued; this provision is included in this Certificate of Incorporation in compliance with Section 1123 of the Bankruptcy Code, 11 U.S.C. ss. 1123, and shall have no further force and effect beyond that required by such Section as in effect and applicable to the Corporation.

     SEVENTH: The total number of directors shall be at least seven (7) but shall not be greater than fifteen (15). Subject to such limitations, the number of directors shall be fixed in the by-laws of the Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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     NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

     TENTH: Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, or stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TWELFTH: The directors and officers of the Corporation shall be indemnified by the Corporation to the extent allowed under the bylaws of the Corporation. The directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages except for liability: for any breach of the duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for actions described under ss. 174 of the Delaware General Corporation Law, or for any transaction from which the director derived any improper personal benefit.

     THIRTEENTH: To the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall not be governed by the provisions of
Section 203 of the Delaware General Corporation Law, or by any successor or similar statute.

     IN WITNESS WHEREOF, I have hereunto set my hand on October 29, 2002.

                                          INTERACTIVE DATA CORPORATION


                                          /s/ Stuart J. Clark
                                          --------------------------------------
                                          Stuart J. Clark
                                          President and Chief Executive Officer


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